Exhibit 4c




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                           WOODHEAD FINANCE COMPANY


                               U.S. $30,000,000


             6.64% Senior Guaranteed Notes due September 30, 2008


                                ______________


                            NOTE PURCHASE AGREEMENT

                                ______________




                         Dated as of September 1, 1998



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                           WOODHEAD FINANCE COMPANY
                         c/o Woodhead Industries, Inc.
                              Three Parkway North
                           Deerfield, Illinois 60015


             6.64% Senior Guaranteed Notes due September 30, 2008


                                                 Dated as of September 1, 1998

TO THE PURCHASER LISTED IN THE ATTACHED
SCHEDULE A WHO IS A SIGNATORY HERETO:

Ladies and Gentlemen:

         WOODHEAD FINANCE COMPANY, a Nova Scotia unlimited liability company (the "Company"), hereby agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of U.S. $30,000,000 aggregate principal amount of its 6.64% Senior Guaranteed Notes due September 30, 2008 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 11 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; SECURITY.

         Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

         Section 2.2. Parent Guaranty and Constituent Company. Without limiting Section 4.8 of the Parent Guaranty, the payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by the Parent Guarantor pursuant to the Parent Guaranty Agreement substantially in the form of Exhibit 2 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed (the "Parent Guaranty") and by Aero-Motive Company, a Michigan corporation, AI/FOCS, Inc., a Delaware corporation, Central Rubber Company, an Illinois corporation, and Daniel Woodhead Company, a Delaware corporation (individually, "Constituent Company Guarantor" and collectively, the "Constituent Company Guarantors") pursuant to that certain Constituent Company Guaranty Agreement dated as of September 1, 1998 substantially in the form of
Exhibit 3 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "Constituent Company Guaranty").

         Without limiting the foregoing, the enforcement of the rights and benefits in respect of the Constituent Company Guaranty and the allocation of the proceeds thereof, together with the allocation of the proceeds from the enforcement of any Guaranty entered into by any Subsidiary of the Parent Guarantor of Indebtedness due and owing under the Bank Credit Agreements and the enforcement of any Guaranty entered into by any Subsidiary of the Parent Guarantor of Indebtedness due and owing under the Parent Guarantor Note Agreement will be subject to an Intercreditor Agreement dated as of the date of this Agreement, in form and substance satisfactory to you and your special counsel (as the same may be amended, supplemented or otherwise modified, the "Intercreditor Agreement") to be entered into by the Banks, the holders of the Notes, the holders of the Parent Guarantor Notes, the Parent Guarantor, the Company and the Constituent Company Guarantors.

SECTION 3. CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on September 28, 1998 or on such other Business Day thereafter on or prior to September 30, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least U.S. $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 452-591-1 at Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603, ABA Number 071000288. If at the Closing the Company shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been satisfied, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         (b) The representations and warranties of the Parent Guarantor in the Parent Guaranty shall be correct when made and at the time of the Closing.

         (c) The representations and warranties of the Constituent Company Guarantors in the Constituent Company Guaranty shall be correct when made and at the time of the Closing.

         Section 4.2. Performance; No Defaults. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.12), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 8 had such Section applied since such date.

         (b) The Parent Guarantor shall have performed and complied with all agreements and conditions contained in the Parent Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issuance and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.12), no Default or Event of Default shall have occurred and be continuing. Neither the Parent Guarantor nor any Subsidiary shall have entered into any transactions since the date of the Memorandum that would have been prohibited by Sections 4 and 5 of the Parent Guaranty had such Sections applied since such date.

         (c) Each Constituent Company Guarantor shall have performed and complied with all agreements and conditions contained in the Constituent Company Guaranty to which it is a party required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issuance and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.12), no Default or Event of Default shall have occurred and be continuing.

         Section 4.3. Compliance Certificates.

         (a) Officer's Certificate. (i) The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2(a) and 4.10(a) have been fulfilled.

        (ii) The Parent Guarantor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b), 4.2(b) and 4.10(b) have been fulfilled.

       (iii) Each Constituent Company Guarantor shall have delivered to you a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions specified in Section 4.1(c), 4.2(c) and 4.10(c) have been fulfilled with respect to such Constituent Company Guarantor.

         (b) Secretary's Certificate. (i) The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

        (ii) The Parent Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Parent Guaranty.

       (iii) Each Constituent Company Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Constituent Company Guaranty.

         Section 4.4. Parent Guaranty; Constituent Company Guaranty; Intercreditor Agreement. (a) The Parent Guaranty and the Constituent Company Guaranty shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect.

         (b) The Intercreditor Agreement shall have been duly authorized, executed and delivered by the Banks, the holders of the Notes, the holders of the Parent Guarantor Notes, the Company, the Parent Guarantor and the Constituent Company Guarantors and shall be in full force and effect.

         Section 4.5. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Parent Guarantor and certain of its Subsidiaries (excluding the Company) or Robert J. Tortorello, General Counsel of the Parent Guarantor and its Subsidiaries, covering the matters set forth in Exhibit 4.5(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Parent Guarantor hereby instructs its counsel to deliver such opinion to you), (b) from Baker & McKenzie or Stewart McKelvey Stirling Scales, special Canadian Counsel for the Company, covering the matters set forth in Exhibit 4.5(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.5(c) and covering such other matters incident to such transactions as you may reasonably request.

         Section 4.6. Purchase Permitted by Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         Section 4.7. Sale of Other Notes. Contemporaneously with the Closing,
(a) the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A and (b) the Parent Guarantor shall sell the Parent Guarantor Notes pursuant to the Parent Guarantor Note Agreement.

         Section 4.8. Payment of Special Counsel Fees. Without limiting the provisions of Section 13.1, the Company or the Parent Guarantor shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.5 to the extent reflected in a statement of such counsel rendered to the Company or the Parent Guarantor at least one Business Day prior to the Closing.

         Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         Section 4.10. Changes in Corporate Structure. (a) Except as specified in Schedule 4.10, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 2.5 to the Parent Guaranty.

         (b) Except as specified in Schedule 4.10, the Parent Guarantor shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 2.5 of the Parent Guaranty.

         (c) Except as specified in Schedule 4.10, no Constituent Company Guarantor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 2.5 of the Parent Guaranty.

         Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and
(iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

         Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         Section 5.1. Organization; Power and Authority. (a) The Company is an unlimited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign business organization and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the unlimited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof. The Company is subject to the relevant commercial law and civil law and is generally subject to suit and it is not, nor do any of its properties or revenues, enjoy any right of immunity from any judicial proceedings, including attachment prior to judgment, attachment in aid of execution, execution of the judgment or otherwise. The Company represents that the execution and delivery of this Agreement and the Other Agreements and the Notes constitute private and commercial acts rather than governmental or public acts of the Company.

         Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Organization and Ownership of Shares of Subsidiaries; Affiliates. The Company has no Subsidiaries. Schedule 5.3 contains (except as noted therein) complete and correct lists (i) of the Company's Affiliates, and
(ii) of the Company's directors and senior officers.

         Section 5.4. Compliance with Laws, Other Instruments, Etc. (a) The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

         (b) The Notes and all other obligations under this Agreement of the Company are direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other existing unsecured Indebtedness of the Company (actual or contingent) which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Company.

         (c) All obligations under the Constituent Company Guaranties are direct and unsecured obligations of the Constituent Company Guarantors ranking pari passu as against the assets of the Constituent Company Guarantors with all other present and future unsecured Indebtedness (actual or contingent) of the Constituent Company Guarantors which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Constituent Company Guarantors.

         Section 5.5. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.6. Litigation; Observance of Agreements, Statutes and Orders (a) Except as disclosed in Schedule 5.6, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.7. Taxes The Company has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent.

         Section 5.8. Title to Property; Leases. The Company has good and sufficient title to its properties that individually or in the aggregate are Material.

         Section 5.9. Licenses, Permits, Etc. Except as disclosed in Schedule
5.9,

         (a) the Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.

         Section 5.10. Compliance with Pension Laws. (a) Each pension plan maintained by the Company complies with all applicable statutes and governmental rules and regulations, except where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. The Company has satisfied its funding obligations as required by applicable law for all pension plans maintained by them, except where a failure to satisfy such obligations would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not incurred a liability in connection with the winding-up of a pension plan or the withdrawal from a multiemployer plan which would have a Material Adverse Effect. There are no controversies pending or threatened or anticipated between the Company and any of its employees which would have a Material Adverse Effect, and there are no Material labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slow downs pending or threatened by the Company's employees and representatives which would have a Material Adverse Effect.

         (b) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.10 is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         Section 5.11. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         Section 5.12. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.12. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.13. Existing Indebtedness; Future Liens. (a) Schedule 5.13 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of the date hereof. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.13, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 5.4 of the Parent Guaranty.

         Section 5.14. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other senior unsecured Indebtedness (actual or contingent) of the Company, including, without limitation, all senior unsecured Indebtedness of the Company described in Schedule 5.13 hereto.

         Section 5.15. Environmental Matters. The Company has no knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

                  (a) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) to the best of the Company's knowledge, the Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Notes; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You further represent that you are not a resident of Canada and you will not resell the Notes to any resident of Canada, except in compliance with Canadian securities laws. You also understand that the Notes have not been registered to qualify for sale under any Canadian securities laws.

         Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph
(b), (c) or (e) above, the Company shall deliver on the date of Closing or on the date of transfer, as applicable, a certificate, which shall either state whether (i) it is a party in interest or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, it or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. PREPAYMENT OF THE NOTES.

         Section 7.1. Required Prepayments. On September 30, 2002 and on each September 30 thereafter to and including September 30, 2007, the Company will prepay U.S. $4,200,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par, together with interest accrued thereon to the date of such prepayment, but without payment of the Make-Whole Amount or any premium; provided, that upon any partial prepayment of the Notes pursuant to Section 7.2 or purchase of the Notes permitted by Section 7.6 the principal amount of each required prepayment of the Notes becoming due under this Section 7.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         Section 7.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 7.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment (which shall be a Business Day). Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 7.3. Redemption for Reasons of Taxation. If in the good faith opinion of the Board of Directors of the Company (which determination shall be accompanied by a written opinion of an independent tax counsel of recognized national standing to the same such effect), the Company would be obligated to pay a Tax Reimbursement Amount of more than a de minimus amount (i.e., more than 0.5% of the amount of interest due) pursuant to Section 12.3 as a result of a change of tax law after the date of this Agreement, then and in such event, but only in such event, on the occasion of any payment pursuant to
Section 12.3, the Company may, by giving written notice to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for a prepayment pursuant to this Section 7.3, prepay all (but not less than all) of the outstanding Notes with respect to which any such amounts will be payable by payment of the principal amount of the Notes and accrued interest thereon to the date of such prepayment, together with any Tax Reimbursement Amount then due and owing pursuant to Section 12.3, and a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this Section 7.3. At any time on or after the date on which any holder of the Notes receives notice pursuant to this Section 7.3 that the Company intends to prepay the Notes held by such holder pursuant to this Section 7.3, but not less than two Business Days prior to the date scheduled for such prepayment, such holder may, by notice delivered to the Company in the manner provided in Section 16, irrevocably waive any and all right to any payment of any Tax Reimbursement Amount, such waiver to be effective as of the date of delivery by the Company of such notice of prepayment and to survive termination of this Agreement and payment in full of the Notes, provided that no such waiver shall be deemed to constitute a waiver of any right to receive payment of the Tax Reimbursement Amount in full under
Section 12.3 in respect of any other event or condition that shall have given rise to the Company's prepayment right under this Section 7.3, including, without limitation, any increase in the Tax Reimbursement Amount that a holder of any Note would be entitled to receive under Section 12.3 notwithstanding any waiver previously delivered pursuant to this Section 7.3. Effective upon receipt of notice of such waiver, the Company shall then cease to have any right of prepayment with respect to such Notes under this Section 7.3 in respect of the Tax to which the notice relates. True, correct and complete copies of any determination by the Board of Directors of the Company as to the existence of any such obligation to pay a Relevant Tax as hereinabove contemplated and the opinion of independent tax counsel of recognized standing to the same such effect shall be furnished to each holder of the Notes which accepts prepayment thereof pursuant to this Section 7.3 concurrently with such prepayment.

         Section 7.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 7.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 7.3 shall be applied as therein provided.

         Section 7.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 7.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Company) or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 7.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 7.2 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.2 or 10.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.2 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

SECTION 8. AFFIRMATIVE COVENANTS OF THE COMPANY.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 8.1. Compliance with Law. (a) The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Without limiting clause (a) of this Section 8.1, the Company will not, and will not permit any of its Subsidiaries, to take any action that would cause any supplemental pension plan, any employee pension arrangement or any employee benefit plan maintained by it to be terminated in a manner which could reasonably be anticipated to result in the imposition of a Material Lien on any property of the Company or any Subsidiary pursuant to any Canadian Federal or provincial law, nor will the Company or any of its Subsidiaries withdraw from any multiemployer plan if such withdrawal would subject the Company or any of its Subsidiaries to a liability that would have a Material Adverse Effect.

         Section 8.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 8.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 8.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 8.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claim for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 8.5. Corporate Existence, Etc.. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 8.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 8.6. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         Section 8.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

         Section 8.8. Mergers and Consolidations and Sales of Assets. The Company will not, and will not permit any of its Subsidiaries to, consolidate or amalgamate with or be a party to a merger with any other Person (except that a Subsidiary of the Company may consolidate with, amalgamate with or merge with, or convey or transfer substantially all of its assets to, the Company or another Wholly-Owned Subsidiary of the Company), or sell or otherwise dispose of all or substantially all of its assets; provided that the Company may consolidate, merge or amalgamate with or into any other corporation if (a) the corporation which results from such consolidation, merger or amalgamation (the "surviving corporation") is organized under the laws of Canada or any province thereof or any state of the United States or the District of Columbia, (b) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (c) the Parent Guarantor confirms in writing its obligations under the Parent Guaranty, (d) each Constituent Company Guarantor confirms in writing its obligations under and pursuant to the Constituent Company Guaranty to which it is a party, and (e) at the time of such consolidation, merger or amalgamation and immediately after giving effect thereto, no Default or Event of Default would exist.

SECTION 9. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 8.8; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 9) or the Parent Guarantor defaults in the performance of or compliance with any term contained in the Parent Guaranty and in any such case such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Parent Guarantor or the Company obtaining actual knowledge of such default and (ii) the Parent Guarantor or the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         9); or

                  (e) any representation or warranty made in writing by or on behalf of the Company, the Parent Guarantor or any Constituent Company Guarantor or by any officer of the Company, the Parent Guarantor or any Constituent Company Guarantor in this Agreement, the Parent Guaranty or the Constituent Company Guaranty, as the case may be, or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                  (f) (i) the Parent Guarantor or any Subsidiary (including, without limitation, the Company) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least U.S. $5,000,000 (or the Canadian Equivalent Amount) beyond any period of grace provided with respect thereto, or (ii) the Parent Guarantor or any Subsidiary (including, without limitation, the Company) is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least U.S. $5,000,000 (or the Canadian Equivalent Amount) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (1) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S. $5,000,000 (or the Canadian Equivalent Amount), or (2) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

                  (g) the Parent Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Parent Guaranty is invalid, void or unenforceable or the Parent Guarantor shall contest or deny in writing the enforceability of any of its obligations under the Parent Guaranty; or

                  (h) the Constituent Company Guaranty shall cease to be in full force and effect for any reason whatsoever with respect to one or more of the Constituent Company Guarantors, including, without limitation, a determination by any Governmental Authority that any Constituent Company Guaranty is invalid, void or unenforceable with respect to one or more of the Constituent Company Guarantors or the Constituent Company Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Constituent Company Guaranty; or

                  (i) the Parent Guarantor or any Subsidiary (including, without limitation, the Company) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
         (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or
         (vi) takes corporate action for the purpose of any of the foregoing;
         or

                  (j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Company), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Company), or any such petition shall be filed against the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Company) and such petition shall not be dismissed within 60 days; or

                  (k) a final judgment or judgments for the payment of money aggregating in excess of U.S. $5,000,000 (or the Canadian Equivalent Amount) (excluding for purposes of such determination such amount of any insurance proceeds paid by or on behalf of the Parent Guarantor or any of its Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Parent Guarantor and its Subsidiaries (including, without limitation, the Company) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S. $3,700,000, (iv) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 9(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

SECTION 10. REMEDIES ON DEFAULT, ETC.

         Section 10.1. Acceleration. (a) If an Event of Default with respect to the Parent Guarantor or the Company described in paragraph (i) or (j) of
Section 9 (other than an Event of Default described in clause (i) of paragraph
(i) or described in clause (vi) of paragraph (i) by virtue of the fact that such clause encompasses clause (i) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of not less than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company and the Parent Guarantor, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 9 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company and the Parent Guarantor, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 10.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company or the Parent Guarantor (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 10.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 10.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 10.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company and the Parent Guarantor, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 15, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 10.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 13, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 11. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 11.1. Registration of Notes. (a) The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         (b) Without limiting clause (a) of this Section 11.1, the Company upon receipt of notice of any such transfer, shall request in writing that such transferee become a party to the Intercreditor Agreement as required by the terms thereof, and such transferee by its acceptance of any Note in connection with any such transfer, agrees to so become a party to the Intercreditor Agreement and shall enter into such Intercreditor Agreement within ten Business Days of the date of such written request by the Company. The Company shall promptly after the execution and delivery of the Intercreditor Agreement by such transferee, deliver an executed or true and correct copy of the evidence of such transferee so becoming a party to the Intercreditor Agreement.

         Section 11.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S. $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S. $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         Section 11.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S. $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 12. PAYMENTS ON NOTES.

         Section 12.1. Place of Payment. Subject to Section 12.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Deerfield, Illinois at the principal office of the Parent Guarantor. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         Section 12.2. Home Office Payment. So long as you or your nominee shall be the registered holder of any Note, and notwithstanding anything contained in Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1. Prior to any sale or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section 12.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 12.2.

         Section 12.3. Gross-Up of Payments Subject to Taxes. In the event of the imposition by or for the account of any Governmental Authority (the "Taxing Authority") of Canada or any other country or jurisdiction from or through which any payment in respect of any Note or this Agreement, as it relates to any Note, is made by the Company or which is a jurisdiction of residence of the Company for tax purposes (any such Authority or jurisdiction is hereinafter a "Taxing Jurisdiction") of any Tax which requires the Company to make a deduction or withholding in respect of such Tax from any payment in respect of any Note or this Agreement, as it relates to any Note (each such payment is referred to herein as a "Note-Related Payment"), the Company hereby agrees to pay, as additional interest, forthwith from time to time in connection with such Note-Related Payment to the holder of the Note entitled to such Note-Related Payment such amount (the "Tax Reimbursement Amount") as shall be required so that such Note-Related Payment received by such holder will, after the deduction or withholding of or other payment for or on account of such Tax and any interest or penalties relating thereto as well as any additional Taxes to be withheld or deducted in respect of such Tax Reimbursement Amount, be equal to the amount due and payable to such holder in respect of such Note-Related Payment before the imposition or assessment of such Tax, provided that:

                  (i) in the case where such holder is not resident (for the purposes of the US/Canada Tax Treaty or any other applicable double tax treaty between the United States of America and the Taxing Jurisdiction) in the United States of America, the Company shall not be obligated to pay any such Tax Reimbursement Amount to such holder in excess of the hypothetical Tax Reimbursement Amount which the Company would have been obligated to pay hereunder if authorization could have been obtained under the double tax treaty between the United States of America and the Taxing Jurisdiction in force at the relevant time in order for the Company to make the Note-Related Payment to such holder either with no deduction or withholding of such Taxes or with a deduction or withholding of a lesser amount in respect of such Taxes as if the Notes held by such holder were beneficially owned at all relevant times by Persons who were resident in the United States of America for the purposes of such treaty and were otherwise eligible in full for all benefits and exceptions available under such treaty with respect to interest received from the Company in respect of the Notes;

                  (ii) the Company shall not be obligated to pay any such Tax Reimbursement Amount to such holder in respect of any Taxes which would not have been imposed but for the existence of any present or former connection (other that the mere holding of a Note) between such holder and Canada or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder's being or having been a citizen or resident thereof, being or having been present or engaged in trade or business therein or having or having had a permanent establishment or fixed base therein;

                  (iii) the Company shall not be obligated to pay any such Tax Reimbursement Amount to such holder in respect of any Taxes that constitute estate, inheritance, gift, sale, transfer, personal property, capital gains or similar tax, assessments or governmental charges;

                  (iv) the Company shall not be obligated to pay any such Tax Reimbursement Amount to such holder to the extent of the imposition of any Tax by reason of:

                           (A) such holder's not being eligible in full for
                  the benefits and exemptions available under the double taxation treaty then in effect between the Taxing Jurisdiction and the United States of America in relation to interest received by such holder from the Company (including, without limitation, in respect of the Notes (x) being exempt from the United States of America taxes on income with respect to interest on the Notes of such holder, or (y) as a result of a connection between the holder and the Company (other than through holding the Notes)) if authorization could have been obtained under the double tax treaty then in effect between the United States of America and the Taxing Jurisdiction for the Company to make the payment from which such Tax was deducted or withheld without deduction or withholding of such Tax had the Notes held by such holder been beneficially owned at all relevant times by a Person who was (1) a resident of the United States of America for the purposes of such treaty, and (2) otherwise eligible in full for all benefits and exemptions available under such treaty with respect to interest received from the Company, assuming that the Company and such holder had made and obtained all relevant claims and authorizations required under such treaty,

                           (B) that failure to comply by such holder with a
                  written request of the Company addressed to such holder to provide information concerning the nationality, residence, domicile or identity of such holder or information as to if, and where, any declaration of residence, domicile or other similar claim or reporting requirement described in subclause (C) hereof has been made by such holder,

                           (C) the failure by such holder after written
                  request by the Company to make any aforesaid declaration of residence, domicile or other claim or reporting requirement, or to provide such commercially customary information or certification to a taxation authority, as is required by a statute, treaty or regulation of the Taxing Jurisdiction (including a claim (or a requirement to provide information relating to such a claim) under any international treaty between the United States of America and such Taxing Jurisdiction providing for the avoidance of double taxation) as a precondition to exemption from all or part of such Tax, in the case of you, within 60 days after the date of the Closing, in the case of any payment hereunder, at least 90 days prior to the date of such payment, and in respect of any subsequent holder of Notes, at least 90 days prior to the date of the next payment in respect of such holder, provided that no holder of a Note shall be considered to have delayed or failed to make any such declaration or to file any form (x) that would involve the disclosure of confidential or proprietary tax return or other information,
                  (y) if such holder has filed the appropriate forms in respect of such declaration with the United States Internal Revenue Service or Revenue Canada (or other appropriate authority) at least 60 days prior to the payment in question or (z) in the case of forms or declarations whether or not required under existing law and practices as of the date of the Closing, unless the Company has requested that such forms or declarations be filed (and has furnished such forms or declarations to such holder) and such holder has had a reasonable period of time (not less than 90 days) to file such forms or declarations, or

I                            (D) any combination of subclauses (A), (B) and (C)
                  above;

                  nothing in this clause (iv) shall be construed to impose any obligation on you or any other such holder (or any other Person mentioned in subclause (A) above) to contest any determination by the Taxing Authority in respect of such declarations, reports or forms or to require, or be deemed to require, the disclosure by you or any other such holder of any confidential or proprietary information.

Not later than 30 days after the date of the Closing, the Company will furnish you with copies of the appropriate form currently required to be filed in Canada pursuant to paragraph (C) above, and in connection with the transfer of any Note pursuant to Section 11.2, the Company will furnish the transferee of such Note with copies of all forms then required.

         (b) Receipt of Taxes. As soon as reasonably practicable after the date of any payment by the Company of any Tax required by law to be deducted or withheld in respect of any Note-Related Payment, the Company shall furnish to each affected holder of a Note a certified copy of the original tax receipt (if such a receipt has been issued and, if such tax receipt has not then been issued, the Company shall furnish a copy thereof to such affected holder as soon as reasonably practicable after such tax receipt is so issued). If the Company shall have determined, with respect to any holder of Notes, that a deduction or withholding of Tax from Note-Related Payments shall be required to be made to such holder and that no Tax Reimbursement Amount will be payable to such holder under this Section 12.3 in respect of such Tax, the Company will use its best efforts to inform such holder of the imposition or withholding of such Tax and of the applicable exemption set forth in this
Section 12.3 that releases the Company from the obligation to pay a Tax Reimbursement Amount in respect thereof.

         (c) Payment of Taxes to Taxing Jurisdiction. If any deduction or withholding for Tax shall at any time be required by the laws of a Taxing Jurisdiction in respect of any Note-Related Payments to a holder of Notes, the Company will promptly pay over to the Taxing Authority imposing such Tax the full amount required to be deducted or withheld in respect thereof (including, without limitation, the full amount of any Tax required to be deducted or withheld from or otherwise paid in respect of any related Tax Reimbursement Amount).

         (d) Survival of Obligations. The obligations of the Company under this Section 12.3 will survive the payment or transfer of any Note and the termination of this Agreement.

SECTION 13. EXPENSES, ETC..

         Section 13.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay or will cause the Parent Guarantor to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Parent Guaranty, the Constituent Company Guaranty or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Parent Guaranty, the Constituent Company Guaranty or the Intercreditor Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Parent Guaranty, the Constituent Company Guaranty or the Intercreditor Agreement, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Parent Guarantor, by any Subsidiary (including, without limitation, the Company) or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or by the Parent Guaranty, any Constituent Company Guaranty or the Intercreditor Agreement. The Company and the Parent Guarantor jointly and severally will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

         Section 13.2. Survival. The obligations of the Company under this
Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Parent Guaranty or the Constituent Company Guaranty, and the termination of this Agreement.

SECTION 14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Parent Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Company or the Parent Guarantor, as the case may be, under this Agreement or the Parent Guaranty, as the case may be. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 15. AMENDMENT AND WAIVER.

         Section 15.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Parent Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 18 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 7, 9(a), 9(b), 10 or 15.

         Section 15.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         Section 15.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 15 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Parent Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Company) and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 15.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Company) or any of the Affiliates of the Parent Guarantor shall be deemed not to be outstanding.

SECTION 16. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company and the Parent Guarantor in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company and the Parent Guarantor in writing,

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing (with any notice or communication by telefacsimile to be to the Company c/o the Parent Guarantor at 847-236-0503), or

                  (iv) if to the Parent Guarantor, to the Parent Guarantor at Three Parkway North, Deerfield, Illinois 60015, to the attention of the Treasurer, or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing (with any notice or communication by telefacsimile to be to the Parent Guarantor at 847-236-0503).

Notices under this Section 16 will be deemed given only when actually received.

SECTION 17. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 17 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 18. SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Parent Guarantor, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 18), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Parent Guarantor of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 18), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 19. MISCELLANEOUS.

         Section 19.1. Currency of Payments, Indemnification. Any payment made by the Company to any holder of the Notes or for the account of any such holder in respect of any amount payable by the Company shall be made in U.S. Dollars. Any amount received or recovered by such holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of the Company or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of the Company only to the extent of the amount of U.S. Dollars which such holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, the Company shall indemnify such holder against any loss sustained by such holder as a result, and in any event, the Company shall indemnify such holder against the cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein and in the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder or under any Note or any judgment or order and shall survive the payment of the Notes and the termination of this Agreement.

         Section 19.2. Interest Act of Canada. Solely for purposes of the Interest Act of Canada (R.S.C., c.I-15) and in respect of all or any portion of a calendar year, the annual rate of interest to which any interest rate herein is equal is such rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 360.

         Section 19.3. Time. Time shall be of the essence of this Agreement. The mere lapse of the time provided for the Company to perform its obligations or the arrival of the term shall automatically create a default, without any notice being required.

         Section 19.4. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 19.5. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 19.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 19.7. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 19.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 19.9. Maximum Interest. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada), as amended from time to time) payable under this Agreement exceed the effective annual rate of interest on the "credit advanced" (as defined in that Section) under this Agreement lawfully permitted under that Section and, if any payment, collection or demand pursuant to this Agreement in respect of such "interest" is determined to be contrary to the provisions of Section 347, such payment, collection or demand over the amount lawfully permitted under such Section shall be deemed to have been made by mutual mistake of the Company and the holders and the amount of such payment or collection shall be refunded to the Company or deducted from the interest paid or payable by the Company, and this Agreement shall be deemed modified accordingly without the necessity of any further act or deed of the holders and the Company to give effect to the above. For purposes hereof the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of this Agreement on the basis of annual compounding of the rate lawfully permitted under that Section, and in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the holders will be conclusive for the purposes of determination.

         Section 19.10. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         Section 19.11. Submission to Jurisdiction. The Company hereby irrevocably submits and consents to the jurisdiction of the federal court located within the Northern District of Illinois, State of Illinois (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of the Company set forth in Section 16 above or to its agent referred to below at such agent's address set forth below (with a courtesy copy to the Company at the address set forth in Section
16) and that service so made shall be deemed to be completed upon actual receipt. The Company hereby irrevocably appoints its General Counsel, with an office on the date hereof at Three Parkway North, Deerfield, Illinois, as its agent for the purpose of accepting service of any process within the State of Illinois. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you, the Company and the Parent Guarantor.

                                           Very truly yours,


                                           WOODHEAD FINANCE COMPANY



                                           By /s/ Mark DeWinter
                                             -----------------------------------
                                              President



Accepted as of September 28, 1998.

                                           ALLSTATE LIFE INSURANCE COMPANY


                                           By /s/ Patricia Wilson
                                             -----------------------------------
                                              Its

                                           By /s/ Daniel Leimbach
                                              ----------------------------------
                                              Its

                                           MASSACHUSETTS MUTUAL LIFE
                                           INSURANCE COMPANY



                                           By /s/ Michael Klofas
                                              ----------------------------------
                                              Its Managing Director

                                           CM LIFE INSURANCE COMPANY



                                           By /s/ Michael Klofas
                                              ----------------------------------
                                              Its Managing Director

                                  PURCHASERS




ALLSTATE LIFE INSURANCE COMPANY
MASSACHUSETTS MUTUAL LIFE INSURANCE
  COMPANY
CM LIFE INSURANCE COMPANY
c/o MASSACHUSETTS MUTUAL LIFE
  INSURANCE COMPANY











                                  SCHEDULE A
                         (to Note Purchase Agreement)







                                 DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Parent Guarantor or any Subsidiary or any corporation of which the Parent Guarantor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Parent Guarantor.

         "Attributable Indebtedness" means in connection with any Sale and Leaseback Transaction entered into within the limitations of Section 5.5(d) of the Parent Guaranty, as of the date of any determination thereof, without duplication, the lesser of (a) the fair market value of the property or assets which is or are the subject of such Sale and Leaseback Transaction (as reasonably determined in good faith by the Board of Directors of the Parent Guarantor at or about the time of the consummation of such Sale and Leaseback Transaction) and (b) the aggregate amount of Rentals due and to become due (discounted from the respective due dates thereof at the interest rate implicit in such Rentals and otherwise in accordance with GAAP) under the lease relating to such Sale and Leaseback Transaction.

         "Banks" means Harris Trust and Savings Bank and each other lender which is, from time to time, a party to either of the Bank Credit Agreements.

         "Bank Credit Agreements" means the Parent Guarantor Bank Credit Agreement and the Woodhead Canada Bank Credit Agreement.

         "Business Day" means (a) for the purposes of Section 7.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

         "Canadian Equivalent Amount" shall mean, on any date of determination, the amount of Cdn. Dollars into which an amount of U.S. Dollars may be converted or the amount of U.S. Dollars into which an amount of Cdn. Dollars may be converted at the Bank of Canada noon spot rate in Toronto as at approximately 12:00 noon, Toronto time, on such date.

                                 SCHEDULE 5.13
                         (to Note Purchase Agreement)

         "Cdn. $" or "Cdn. Dollars" shall mean lawful money of Canada in same day immediately available freely transferable funds or, if such funds are not available, the form of money of Canada that is customarily used in the settlement of international banking transactions on the date payment is due hereunder.

         "Capital Lease" means, at any time, without duplication, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means Woodhead Finance Company, a Nova Scotia unlimited liability company.

         "Confidential Information" is defined in Section 10 of the Parent Guaranty.

         "Consolidated EBIT" means, with reference to any period and without duplication, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income in respect of (a) Consolidated Interest Expense and (b) taxes imposed on or measured by income or excess profits; provided that in any event the Parent Guarantor shall be permitted in connection with any determination of Consolidated EBIT for any period involving the fourth fiscal quarter of fiscal year 1998 to adjust the computation thereof by the adjustment amount of U.S. $11,700,000 referred to in that certain "Press Release" dated September 15, 1998 issued by the Company.

         "Consolidated EBITDA" means, with reference to any period and without duplication, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income in respect of (a) Consolidated Interest Expense, (b) taxes imposed on or measured by income or excess profits and (c) depreciation, depletion and amortization; provided that in any event the Parent Guarantor shall be permitted in connection with any determination of Consolidated EBITDA for any period involving the fourth fiscal quarter of fiscal year 1998 to adjust the computation thereof by the adjustment amount of U.S. $11,700,000 referred to in that certain "Press Release" dated September 15, 1998 issued by the Company.

         "Consolidated Funded Debt" means, without duplication, all Indebtedness of the Parent Guarantor and its Restricted Subsidiaries having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendable at the option of the obligor for a period or periods more than one year from the date of origin).

         "Consolidated Indebtedness" means, without duplication, all Indebtedness of the Parent Guarantor and its Restricted Subsidiaries, determined on a consolidated basis.

         "Consolidated Interest Expense" means for any period, without duplication, all interest (including the interest component on Rentals on Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like securities) of the Parent Guarantor and its Restricted Subsidiaries for which such calculations are being made as determined in accordance with GAAP. Computations of Consolidated Interest Expense on a pro-forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "Consolidated Net Income" for any period means, without duplication, the gross revenues of the Parent Guarantor and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) the proceeds of any life insurance policy;

                  (b) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (c) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Parent Guarantor or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                  (d) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Parent Guarantor or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Parent Guarantor or a Restricted Subsidiary prior to the date of such consolidation or merger;

                  (e) net earnings of any business entity (other than a Restricted Subsidiary) in which the Parent Guarantor or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Parent Guarantor or such Restricted Subsidiary in the form of cash distributions;

                  (f) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Parent Guarantor or any other Restricted Subsidiary;

                  (g) earnings and losses resulting from any reappraisal, revaluation, write-up or write-down of assets other than in the ordinary course of business;

                  (h) any reversal of any contingency reserve to the extent such contingency reserve was taken prior to the date of the Closing, but including in any determination of Consolidated Net Income changes in estimates made in accordance with GAAP; and

                  (i) any other extraordinary gain or loss, including, without limitation, the cumulative effect of changes to GAAP.

         "Consolidated Net Worth" means, as of the date of any determination thereof, without duplication, the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Parent Guarantor and its Restricted Subsidiaries as determined in accordance with GAAP.

         "Consolidated Priority Indebtedness" means, as of the date of any determination thereof, without duplication, the aggregate amount of all Priority Indebtedness of the Parent Guarantor and its Restricted Subsidiaries.

         "Consolidated Total Assets" shall mean, as of the date of any determination thereof, without duplication, consolidated total assets of the Parent Guarantor and its Restricted Subsidiaries determined in accordance with GAAP.

         "Consolidated Total Capitalization" means as of the date of any determination thereof, without duplication, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Net Worth.

         "Constituent Company Guarantors" is defined in Section 2.2.

         "Constituent Company Guaranty" is defined in Section 2.2.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is equal to 1.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

         "Environmental Laws" means any and all Canadian and United States federal, provincial, state, local, and other foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Guarantor under Section 414 of the Code.

         "Event of Default" is defined in Section 9.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                  (a) the government of

                           (i) Canada or any Province or other political
                  subdivision thereof, or

                           (ii) the United States of America or any State or
                  other political subdivision thereof, or

                           (iii) any jurisdiction in which the Parent
                  Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, without duplication, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 11.1.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;


                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions representing obligations for borrowed money;

                  (f) Swaps of such Person if and to the extent, but only to the extent, that any such Swap has been entered into by such Person other than for purposes of hedging financial obligations; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Intercreditor Agreement" is defined in Section 2.2.

         "Interest Coverage Trigger Date" means any day following any given fiscal quarter that the ratio, without duplication, of Consolidated Funded Debt (calculated as of such day) to Consolidated EBITDA for the immediately preceding four consecutive fiscal quarter period exceeds 2.0 to 1.0.

         "Interest Coverage Trigger Period" means that period of time beginning on any Interest Coverage Trigger Date and ending of the last day of the next succeeding Low Leverage Quarter.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Long-Term Lease" means any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

         "Low Leverage Quarter" means any fiscal quarter during which for each day of such fiscal quarter the ratio, without duplication, of Consolidated Funded Debt (calculated as of such day) to Consolidated EDITDA for the immediately preceding four consecutive fiscal quarter period is less than or equal to 2.0 to 1.0.

         "Make-Whole Amount" is defined in Section 7.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of (a) the Parent Guarantor and its Subsidiaries taken as a whole or (b) the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Parent Guarantor and its Subsidiaries taken as a whole, or
(b) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (c) the ability of the Parent Guarantor to perform its obligations under the Parent Guaranty, or (d) the ability of the Company to perform its obligations under this Agreement and the Notes, or (e) the validity or enforceability of this Agreement or the Notes, or (f) the validity or enforceability of the Parent Guaranty or the Constituent Company Guaranty.

         "Memorandum" is defined in Section 2.3 of the Parent Guaranty.

         "Minority Interests" means, without duplication, any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares) that are not owned by the Parent Guarantor and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting Preferred Stock at the voluntary or involuntary liquidating value of such Preferred Stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in Preferred Stock.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Non-U.S. Pension Plan" means any plan, fund, or other similar program established or maintained outside the United States of America by the Parent Guarantor or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent Guarantor or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.

         "Note-Related Payment" is defined in Section 12.3.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Parent Guarantor whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in Section 2.1.

         "Other Purchasers" is defined in Section 2.1.

         "Parent Guarantor" means Woodhead Industries, Inc., a Delaware corporation, and its successors and assigns.

         "Parent Guarantor Bank Credit Agreement" means that certain Credit Agreement dated as of October 29, 1993 by and between the Parent Guarantor and Harris Trust and Savings Bank, as amended by the First Amendment dated as of October 31, 1997, the Second Amendment dated as of February 29, 1998 and the Third Amendment dated as of July 30, 1998, and as from time to time thereafter amended or supplemented.

         "Parent Guarantor Note Agreement" means that certain Note Purchase Agreement dated as of September 1, 1998 between the Parent Guarantor and the Institutional Investors therein named.

         "Parent Guarantor Notes" means the U.S. $15,000,000 aggregate principal amount 6.81% Senior Guaranteed Notes due September 30, 2013 of the Parent Guarantor.

         "Parent Guaranty" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor or any ERISA Affiliate or with respect to which the Parent Guarantor or any ERISA Affiliate may have any liability.

         "Preferred Stock" means in respect of any corporation, shares of the capital stock of such corporation which are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

         "Priority Indebtedness" means, as of the date of any determination, the sum, without duplication, of (a) all Indebtedness of the Parent Guarantor secured by any Lien permitted by Section 5.4(i) of the Parent Guaranty, plus
(b) Indebtedness of any Restricted Subsidiary (other than (i) the Constituent Company Guaranty, (ii) Indebtedness of any Restricted Subsidiary owing to the Parent Guarantor or a Wholly-owned Restricted Subsidiary, (iii) Indebtedness of a Restricted Subsidiary permitted by Section 5.3(a)(ii) of the Parent Guaranty, and (iv) Qualified Indebtedness of a Restricted Subsidiary), plus
(c) Preferred Stock of any Restricted Subsidiary, plus (d) Attributable Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Qualified Indebtedness" means, without duplication, Indebtedness of a Restricted Subsidiary; provided that the obligee or beneficiary of such Indebtedness shall have entered into and be bound by the Intercreditor Agreement.

         "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent Guarantor, any of its Restricted Subsidiaries (including, without limitation, the Company) or any of their respective Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company or the Parent Guarantor, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

         "Rentals" means and includes as of the date of any determination thereof, without duplication, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Parent Guarantor or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Parent Guarantor or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Restricted Subsidiary" means any Subsidiary (a) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Parent Guarantor, and (b) if applicable, as so designated within the limitations of Section 5.8 of the Parent Guaranty.

         "Sale and Leaseback Transaction" shall have the meaning ascribed thereto in Section 5.5 of the Parent Guaranty.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or the Parent Guarantor, as the case may be.

         "Senior Indebtedness" means, without duplication, all Indebtedness of the Company or the Parent Guarantor, as the case may be, which has not expressed to be subordinate or junior in rank to any other Indebtedness of the Company or the Parent Guarantor, as the case may be.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent Guarantor.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purpose of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any Governmental Authority or any taxing authority thereof.

         "Tax Reimbursement Amount" is defined in Section 12.3.

         "Taxing Authority" is defined in Section 12.3.

         "Taxing Jurisdiction" is defined in Section 12.3.

         "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary and, if applicable, as has been designated as such within the limitations of Section 5.8 of the Parent Guaranty.

         "U.S. $" or "U.S. Dollars" means lawful money of the United States of America in same day immediately available freely transferable funds, or if such funds are not available, the form of money in the United States of America that is customarily used in the settlement of international banking transactions on the date payment is due hereunder.

         "US/Canada Tax Treaty" means the Double Taxation Convention between the United States of America and Canada, as amended.

         "Wholly-owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Parent Guarantor and the Parent Guarantor's other Wholly-owned Restricted Subsidiaries at such time.

         "Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Parent Guarantor and the Parent Guarantor's other Wholly-owned Subsidiaries at such time.

         "Woodhead Canada" means Woodhead Canada Limited, a Nova Scotia corporation.

         "Woodhead Canada Bank Credit Agreement" means that certain Credit Agreement dated as of July 30, 1998 by and between Woodhead Canada and Harris Trust and Savings Bank, as from time to time amended or supplemented.






                                [FORM OF NOTE]


                           WOODHEAD FINANCE COMPANY


              6.64% Senior Guaranteed Note due September 30, 2008

No. _________                                               September __, 1998
U.S. $____________                                          PPN C9794# A A 2

         FOR VALUE RECEIVED, the undersigned, WOODHEAD FINANCE COMPANY (herein called the "Company"), an unlimited liability company organized and existing under the laws of Nova Scotia, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ UNITED STATES DOLLARS on September 30, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.64% per annum from the date hereof, payable semiannually in arrears, on the thirtieth day of March and September in each year, commencing March 30, 1999, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 7.64%.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America c/o Harris Trust & Savings Bank, Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Guaranteed Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, each dated as of September 1, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 10 of the Parent Guaranty (hereinafter referred to) and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note and the holders hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the Parent Guaranty and the Constituent Company Guaranty (as each such term is defined in the Note Purchase Agreements). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits and security for the Notes afforded thereby and the rights of the holders of the Notes, the Company and the Parent Guarantor in respect thereof.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.



                                   WOODHEAD FINANCE COMPANY



                                   By
                                     ----------------------------------
                                      [Title]






================================================================================







                           WOODHEAD INDUSTRIES, INC.





                               U.S. $30,000,000
                       6.64% Senior Guaranteed Notes due
                              September 30, 2008
                          of Woodhead Finance Company

                                _______________


                              GUARANTY AGREEMENT

                                _______________




                         Dated as of September 1, 1998







================================================================================








                           WOODHEAD INDUSTRIES, INC.
                              Three Parkway North
                           Deerfield, Illinois 60015


             6.64% Senior Guaranteed Notes due September 30, 2008
                          of Woodhead Finance Company
                                                            September 1, 1998

TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:
Ladies and Gentlemen:

         Reference is hereby made to the separate Note Purchase Agreements, each dated as of September 1, 1998 (the "Note Purchase Agreements"), between Woodhead Finance Company, a Nova Scotia unlimited liability company (the "Company"), and certain Institutional Investors, respectively (individually a "Purchaser" and collectively the "Purchasers"), under and pursuant to which the Company will issue U.S. $30,000,000 aggregate principal amount of its 6.64% Senior Guaranteed Notes due September 30, 2008 (the "Notes"). Certain capitalized terms used in this Agreement are defined in Schedule B to the Note Purchase Agreements; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         The undersigned, Woodhead Industries, Inc., a Delaware corporation (the "Parent Guarantor"), owns 99.9% of the shares of capital stock of the Company. The Parent Guarantor views the issuance and sale by the Company of the Notes to the Purchasers as in the best interests of the Company and the Parent Guarantor. As an inducement to and in consideration of the purchase by the Purchasers of the Notes, the Parent Guarantor has agreed to unconditionally guarantee the prompt payment of all amounts of principal, interest and Make-Whole Amount, if any, which may become due and payable from time to time with respect to the Notes.

         In consideration of the foregoing, the undersigned does hereby covenant and agree with the Purchasers and with each and every subsequent holder of the Notes as follows:

SECTION 1. GUARANTY OF NOTES.

         Section 1.1. Parent Guaranty. The Parent Guarantor hereby absolutely and unconditionally guarantees to the holders from time to time of the Notes:
(a) the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rate therein stipulated and the Make-Whole Amount (if any), when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount (if any) or interest at the rate set forth in the Notes), (b) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under the terms of the Notes and the Note Purchase Agreements, and (c) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including attorneys' fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or the Note Purchase Agreements, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances. The guaranty of the Notes herein provided for is a guaranty of the immediate and timely payment of the principal and interest on the Notes and the Make-Whole Amount (if any) as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectibility of such payments and that in consequence thereof each holder of the Notes may sue the Parent Guarantor directly upon such principal, interest and Make-Whole Amount (if any) becoming so due and payable.

         Section 1.2. Obligations Absolute and Unconditional. The obligations of the Parent Guarantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount (if any) on the Notes and all other sums due pursuant to Section 1.1 shall have been paid, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent Guarantor:

                  (a) the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver the Note Purchase Agreements, and irrespective of the validity of the Notes, or the Note Purchase Agreements or of any defense whatsoever that the Company or any Constituent Company Guarantor may or might have to the payment of the Notes (principal, interest and Make-Whole Amount, if any) or to the performance or observance of any of the provisions or conditions of the Note Purchase Agreements, or the existence or continuance of the Company or any Constituent Company Guarantor as a legal entity;

                  (b) any failure to present the Notes for payment or to demand payment thereof, or to give the Company, the Parent Guarantor or any Constituent Company Guarantor notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or the Note Purchase Agreements;

                  (c) the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or of the Note Purchase Agreements or of the Company thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

                  (d) any act or failure to act with regard to the Notes or the Note Purchase Agreements or anything which might vary the risk of the Parent Guarantor or any Constituent Company Guarantor;

                  (e) any action taken under the Note Purchase Agreements in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under the Note Purchase Agreements or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company or any Constituent Company Guarantor;

                  (f) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company or any Constituent Company Guarantor contained in the Note Purchase Agreements or the Constituent Company Guaranty or of the payment, performance or observance thereof;

                  (g) the failure to give notice to the Company, the Parent Guarantor or any Constituent Company Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of this Agreement, the Note Purchase Agreements or the Constituent Company Guaranty;

                  (h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of the Note Purchase Agreements or the extension or the renewal of any thereof;

                  (i) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Note Purchase Agreements, the Notes or the Constituent Company Guaranty;

                  (j) any failure, omission, delay or lack of authority on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in the Note Purchase Agreements or the Constituent Company Guaranty or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

                  (k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company, the Parent Guarantor or any Constituent Company Guarantor or any of the assets of any of them, or any allegation or contest of the validity of the Note Purchase Agreements or the Constituent Company Guaranty or the disaffirmance of the Note Purchase Agreements or the Constituent Company Guaranty in any such proceeding (it being understood that the obligations of the Parent Guarantor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company, the Parent Guarantor or any Constituent Company Guaranty, all as though such payment had not been made);

                  (l) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement;

                  (m) the invalidity or unenforceability of the Notes, the Note Purchase Agreements or Constituent Company Guaranty;

                  (n) the invalidity or unenforceability of the obligations of the Parent Guarantor under this Agreement, the absence of any action to enforce such obligations of the Parent Guarantor, any waiver or consent by the Parent Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent Guarantor with respect to this Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Note Purchase Agreements, the Notes, the Constituent Company Guaranty or any other agreement;

                  (o) the default or failure of the Parent Guarantor fully to perform any of its covenants or obligations set forth in this Agreement;

                  (p) the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, the Note Purchase Agreements, the Constituent Company Guaranty or any other instruments;

                  (q) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

                  (r) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Note Purchase Agreements or the Constituent Company Guaranty so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

                  (s) the failure of the Parent Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;

                  (t) the failure of any Constituent Company Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of the Constituent Company Guaranty;

                  (u) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Guarantor in respect of the obligations of the Parent Guarantor under this Agreement;

                  (v) any default, failure or delay, willful or otherwise, in the performance by the Company, any Constituent Company Guarantor or any other Person of any obligations of any kind or character whatsoever of the Company, any Constituent Company Guarantor or any other Person (including, without limitation, the obligations and undertakings of the Company, any Constituent Company Guarantor or any other Person under the Notes or the Note Purchase Agreements); or

                  (w) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement, the Note Purchase Agreements, the Constituent Company Guaranty or any instrument relating thereto;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount, if any, and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to the Note Purchase Agreements, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent Guarantor liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company, to any Constituent Company Guarantor to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent Guarantor, any Constituent Company Guarantor or the Company. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or the Note Purchase Agreements and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreements, this Agreement shall remain in full force and effect and shall apply to each and every subsequent default.

         Section 1.3. Subrogation. To the extent of any payments made under this Agreement, the Parent Guarantor shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, the Parent Guarantor agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent Guarantor in accordance with the provisions of this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company or the Parent Guarantor, whether or not such claim, remedy or right arises in equity or under contract, statue or common law, including, without limitation, the right to take or receive from the Company or the Parent Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until 366 days after all of the Notes owned by Persons other than the Parent Guarantor and all other sums due or payable under the Note Purchase Agreements have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Notes and all other amounts payable under the Note Purchase Agreements, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreements, whether matured or unmatured.

         Section 1.4. Preference. The Parent Guarantor agrees that to the extent the Company, any Constituent Company Guarantor or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent Guarantor's obligations hereunder, as if said payment had not been made. The liability of the Parent Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

         Section 1.5. Marshalling. None of the holders of the Notes shall be under any obligation (a) to marshall any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lessen the Parent Guarantor's burden or any right to which the Parent Guarantor hereby expressly waives. The obligations of the Parent Guarantor under this Agreement rank pari passu in right of payment with all other Indebtedness (actual or contingent) of the Parent Guarantor which is not secured or the subject of any statutory trust or preference or which is not expressly subordinated in right of payment to any other Indebtedness.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE PARENT GUARANTOR

         The Parent Guarantor represents and warrants to you that:

         Section 2.1. Organization; Power and Authority. The Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

         Section 2.2. Authorization, Etc. (a) This Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, and this Agreement constitutes a legal, valid and binding obligation of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) The Constituent Company Guaranty has been duly authorized by all necessary corporate action on the part of each Constituent Company Guarantor, and the Constituent Company Guaranty, upon execution and delivery thereof, will constitute, a legal, valid and binding joint and several obligation of each Constituent Company Guarantor enforceable against such Constituent Company Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 2.3. Disclosure. The Parent Guarantor, through its agent, Nesbitt Burns Securities Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum dated August 1998 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Parent Guarantor in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 2.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in Schedule 2.3, since September 30, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Parent Guarantor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Parent Guarantor specifically for use in connection with the transactions contemplated hereby.

         Section 2.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 2.4 contains (except as noted therein) complete and correct lists (i) of the Parent Guarantor's Restricted Subsidiaries, showing, as to each Restricted Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Guarantor and each other Restricted Subsidiary, (ii) of the Parent Guarantor's Affiliates, other than Restricted Subsidiaries, and (iii) of the Parent Guarantor's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 2.4 as being owned by the Parent Guarantor and its Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Guarantor or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 2.4).

         (c) Each Restricted Subsidiary identified in Schedule 2.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Restricted Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than any Constituent Company Guaranty, the agreements listed on Schedule 2.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

         Section 2.5. Financial Statements. The Parent Guarantor has delivered to each Purchaser copies of the financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 2.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 2.6. Compliance with Laws, Other Instruments, Etc. (a) The execution, delivery and performance by the Parent Guarantor of this Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Parent Guarantor or any Restricted Subsidiary is bound or by which the Parent Guarantor or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Restricted Subsidiary, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

         (b) All obligations under this Agreement of the Parent Guarantor are direct and unsecured obligations of the Parent Guarantor ranking pari passu as against the assets of the Parent Guarantor with all other existing unsecured Indebtedness of the Parent Guarantor (actual or contingent) which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Parent Guarantor.

         (c) All obligations under the Constituent Company Guaranty are direct and unsecured obligations of the Constituent Company Guarantors ranking pari passu as against the assets of the Constituent Company Guarantors with all other present and future unsecured Indebtedness (actual or contingent) of the Constituent Company Guarantors which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Constituent Company Guarantors.

         Section 2.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent Guarantor of this Agreement.

         Section 2.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 2.8, there are no actions, suits or proceedings pending or, to the knowledge of the Parent Guarantor, threatened against or affecting the Parent Guarantor or any Restricted Subsidiary or any property of the Parent Guarantor or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Parent Guarantor nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 2.9. Taxes. The Parent Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Parent Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are accurate. The federal income tax liabilities of the Parent Guarantor and its domestic Restricted Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 30, 1995.

         Section 2.10. Title to Property; Leases. The Parent Guarantor and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 2.5 or purported to have been acquired by the Parent Guarantor or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         Section 2.11. Licenses, Permits, Etc. Except as disclosed in Schedule 2.11, (a) the Parent Guarantor and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Parent Guarantor, no product of the Parent Guarantor infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Parent Guarantor, there is no Material violation by any Person of any right of the Parent Guarantor or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Parent Guarantor or any of its Restricted Subsidiaries.

         Section 2.12. Compliance with ERISA. (a) The Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

         (c) The Parent Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) Each Non-U.S. Pension Plan has been maintained in Material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; neither the Parent Guarantor nor any Restricted Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan, determined as of the end of the Parent Guarantor's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities. All contributions required to be made with respect to a Non-U.S. Pension Plan have been timely made.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes under the Note Purchase Agreements will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent Guarantor in the first sentence of this Section 2.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 of the Note Purchase Agreements as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

         Section 2.13. Private Offering by the Parent Guarantor. Neither the Parent Guarantor nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Parent Guarantor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         Section 2.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 2.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Parent Guarantor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Parent Guarantor and its Subsidiaries and the Parent Guarantor does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 2.15. Existing Indebtedness; Future Liens. (a) Schedule 2.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Restricted Subsidiaries as of the date hereof, excluding intercompany Indebtedness. Neither the Parent Guarantor nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 2.15, neither the Parent Guarantor nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 5.4.

         Section 2.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company nor the use of the proceeds thereof by the Parent Guarantor will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         Section 2.17. Status under Certain Statutes. Neither the Parent Guarantor nor any Restricted Subsidiary is an "investment company" registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

         Section 2.18. Environmental Matters. Neither the Parent Guarantor nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent Guarantor or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

                  (a) neither the Parent Guarantor nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) to the best of the Parent Guarantor's knowledge, neither the Parent Guarantor nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Parent Guarantor or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3. INFORMATION AS TO THE PARENT GUARANTOR.

         Section 3.1. Financial and Business Information. The Parent Guarantor shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                           (i) a consolidated balance sheet of the Parent
                  Guarantor and its Restricted Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income and cash
                  flows of the Parent Guarantor and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Parent Guarantor's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 3.1(a), so long as such Forms 10-Q contain in all Material respects quarterly statements reflecting the financial position and results of operations of the Parent Guarantor and its consolidated Subsidiaries for such quarters as and to the extent contemplated by clauses
(a)(i) and (ii) above;

                  (b) Annual Statements -- within 120 days after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

                           (i) a consolidated balance sheet of the Parent
                  Guarantor and its Restricted Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income and cash
                  flows of the Parent Guarantor and its Restricted Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                           (1) an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (2) a certificate of such accountants stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Parent Guarantor's Annual Report on Form 10-K for such fiscal year (together with the Parent Guarantor's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (2) above, shall be deemed to satisfy the requirements of this Section 3.1(b), so long as such Forms 10-K contain in all Material respects annual statements reflecting the financial position and results of operations of the Company and its consolidated Subsidiaries for such year as and to the extent contemplated by clauses (b)(i) and (ii) above;

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent Guarantor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent Guarantor or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default under the Note Purchase Agreements or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 9(f) of the Note Purchase Agreements, a written notice specifying the nature and period of existence thereof and what action the Parent Guarantor is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute,
                  or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that
                  could result in the incurrence of any liability by the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries or relating to the ability of the Parent Guarantor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes and such information regarding the impact of the occurrence of the year 2000 on the Parent Guarantor and its Subsidiaries and the nature and the extent of the action proposed to be taken by them with the regard to their internal computer systems, software and equipment, vendors and as otherwise may be relevant, the estimated costs of the foregoing and plans of the Parent Guarantor if the same are not remediated in a timely manner.

         Section 3.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 3.1(a) or Section 3.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Parent Guarantor was in compliance with the requirements of Section
         5.1 through Section 5.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent Guarantor shall have taken or proposes to take with respect thereto.

         Section 3.3. Inspection. The Parent Guarantor shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent Guarantor, to visit the principal executive office of the Parent Guarantor, to discuss the affairs, finances and accounts of the Parent Guarantor and its Restricted Subsidiaries with the Parent Guarantor's officers, and (with the consent of the Parent Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Parent Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Guarantor and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Parent Guarantor and upon reasonable prior notice to the Parent Guarantor, to visit and inspect any of the offices or properties of the Parent Guarantor or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Parent Guarantor and its Restricted Subsidiaries), all at such reasonable times and as often as may reasonably be requested.

         Section 3.4. Reporting Treatment of Unrestricted Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, so long as the Unrestricted Subsidiaries continue to own, in the aggregate, less than 10% of Consolidated Total Capitalization in any fiscal period, the Parent Guarantor shall be permitted to include, for purposes of the financial reporting requirements contained in Sections 3.1(a) and (b), and only for purposes of such Sections (and in no event for purposes of determining compliance with any of the covenants contained in Sections 4 or 5 hereof), the financial information of such entities on a consolidated basis. If at any time the Unrestricted Subsidiaries shall own, in the aggregate, 10% or more of Consolidated Total Capitalization in any fiscal period, the Parent Guarantor shall either: (a) provide consolidating financial statements setting forth separately the financial information for the Unrestricted Subsidiaries for such period, together with the financial information of such entities on a consolidated basis for purposes of the financial reporting requirements contained in Sections 3.1(a) and (b) and only for purposes of such Sections (and in no event for purposes of determining compliance with any of the covenants contained in Sections 4 and 5 hereof) or (b) exclude the financial information on a consolidated basis for the Unrestricted Subsidiaries from the consolidated financial statements required to be delivered by the Parent Guarantor for such period pursuant to Sections 3.1(a) and (b). In no event shall the Parent Guarantor include financial information of the Unrestricted Subsidiaries for purposes of any determination of compliance with any of the covenants contained in Sections 4 or 5 hereof.

SECTION 4. AFFIRMATIVE COVENANTS OF PARENT GUARANTOR.

         The Parent Guarantor covenants that so long as any of the Notes are outstanding:

         Section 4.1. Compliance with Law. The Parent Guarantor will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and applicable laws in respect of Non-U.S. Pension Plans and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.2. Insurance. The Parent Guarantor will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 4.3. Maintenance of Properties. The Parent Guarantor will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Parent Guarantor or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.4. Payment of Taxes and Claims. The Parent Guarantor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claim for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor or any Restricted Subsidiary; provided that neither the Parent Guarantor nor any Restricted Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Parent Guarantor or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Guarantor or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 4.5. Corporate Existence, Etc. The Parent Guarantor will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 5.6, the Parent Guarantor will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Parent Guarantor or a Restricted Subsidiary) and all rights and franchises of the Parent Guarantor and its Restricted Subsidiaries unless, in the good faith judgment of the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.6. Nature of Business. Neither the Parent Guarantor nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Parent Guarantor and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Parent Guarantor and its Restricted Subsidiaries on the date of this Agreement.

         Section 4.7. Parent Guaranty to Rank Pari Passu. The obligation of the Parent Guarantor under Section 1 of this Agreement is and at all times shall remain a direct and unsecured obligation of the Parent Guarantor ranking pari passu as against the assets of the Parent Guarantor with all other present and future unsecured Indebtedness (actual or contingent) of the Parent Guarantor which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Parent Guarantor.

         Section 4.8. Guaranty by Subsidiaries. The Parent Guarantor will cause each Subsidiary which after the date of the Closing delivers a Guaranty pursuant to any Bank Credit Agreement to concurrently enter into the Constituent Company Guaranty, and within three Business Days thereafter shall deliver to each of the holders of the Notes the following items:

                  (a) an executed counterpart of the Constituent Company Guaranty or joinder agreement in respect of the Constituent Company Guaranty, as appropriate;

                  (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 2.1, 2.2, 2.6 and 2.7, but with respect to such Subsidiary and the Constituent Company Guaranty or such joinder agreement, as applicable;

                  (c) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Constituent Company Guaranty;

                  (d) an opinion of counsel satisfactory to the Required Holders to the effect that the Constituent Company Guaranty or the joinder agreement, as the case may be, has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

                  (e) an executed counterpart of the Intercreditor Agreement among the holders of the Notes, the Parent Guarantor Notes and each of the Banks which are a party to any Bank Credit Agreement, which Agreement shall provide that the proceeds from the enforcement of the Constituent Company Guaranty, as amended by any such joinder agreement, if applicable, and from the enforcement of any Guaranty entered into pursuant to any Bank Credit Agreement, and any Guaranty entered into pursuant to the Parent Guarantor Note Agreement shall be shared on an equal and ratable basis with and among the holders of the Notes, the holders of the Parent Guarantor Notes and the Banks which are parties to the Bank Credit Agreements.

SECTION 5. NEGATIVE COVENANTS OF THE PARENT GUARANTOR.

         The Parent Guarantor covenants that so long as any of the Notes are outstanding:

         Section 5.1. Consolidated Net Worth. The Parent Guarantor will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (a) U.S. $59,000,000 plus (b) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal years ending after September 30, 1999, provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal year may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

         Section 5.2. EBIT Interest Expense Coverage Ratio. The Company will at all times during an Interest Coverage Trigger Period maintain the ratio of
(a) Consolidated EBIT for the immediately preceding four fiscal quarter period to (b) Consolidated Interest Expense for such four consecutive fiscal quarter period at not less than 2.0 to 1.0.

         Section 5.3. Limitations on Indebtedness; Preferred Stock. (a) The Parent Guarantor will not create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, except:

                  (i) Indebtedness evidenced by the Notes;

                  (ii) Indebtedness of the Parent Guarantor and its Restricted Subsidiaries outstanding as of the date of the Closing and described on Schedule 2.15 hereto;

                  (iii) additional Indebtedness of the Parent Guarantor; provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                           (1) Consolidated Indebtedness shall not exceed 55%
                  of Consolidated Total Capitalization, and

                           (2) in the case of the issuance of any Priority
                  Indebtedness of the Parent Guarantor, the aggregate amount of Consolidated Priority Indebtedness (including the Priority Indebtedness then to be created, issued, assumed, guaranteed or incurred), shall not exceed 20% of Consolidated Total Capitalization; and

                  (iv) Indebtedness of the Parent Guarantor owing to a Wholly-owned Restricted Subsidiary.

         (b) The Parent Guarantor will not permit any Restricted Subsidiary to create, issue, assume, guarantee, or otherwise incur or in any manner become liable in respect of any Indebtedness or Preferred Stock, except:

                  (i) Indebtedness of any Restricted Subsidiary of the Parent Guarantor evidenced by the Constituent Company Guaranty, any Guaranty entered into pursuant to any Bank Credit Agreement (provided that the Restricted Subsidiary which is a party to such Guaranty shall have entered into a Guaranty in respect of the Notes and the proceeds from the enforcement of each such Guaranty shall be subject to the Intercreditor Agreement) or any Guaranty entered into pursuant to the Parent Guarantor Note Agreement;

                  (ii) Indebtedness or Preferred Stock of a Restricted Subsidiary owing or issued to the Parent Guarantor or issued to a Wholly-owned Restricted Subsidiary;

                  (iii) Indebtedness and Preferred Stock of any Restricted Subsidiary outstanding as of the date of Closing and described on
         Schedule 2.15 hereto (subject to the provisions of Section 5.8); and

                  (iv) additional Indebtedness or Preferred Stock of any Restricted Subsidiary; provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                           (1) Consolidated Indebtedness shall not exceed 55%
                  of Consolidated Total Capitalization, and

                           (2) the aggregate amount of Consolidated Priority
                  Indebtedness (including the Priority Indebtedness or Preferred Stock then to be created, issued, assumed, guaranteed or incurred) shall not exceed 20% of Consolidated Total Capitalization.

         (c) Indebtedness created, issued, assumed, guaranteed or otherwise incurred by the Parent Guarantor or any Restricted Subsidiary within the limitations of Section 5.3(a)(ii) or (b)(iii) may be renewed, extended or refinanced (without any increase in principal amount remaining unpaid at the time of such renewal, extension or refinancing) without regard to the limitations of Section 5.3(a)(iii) or (b)(iv); provided that at the time of such renewal, extension or refinancing and after giving effect thereto and to the application of proceeds thereof, no Default or Event of Default would exist.

         (d) All Indebtedness of any Person which becomes a Restricted Subsidiary after the date hereof existing on the date such Person becomes a Restricted Subsidiary shall for all purposes of this Section 5.3 be deemed to have been created, issued, assumed, guaranteed or otherwise incurred at the time it becomes or is designated a Restricted Subsidiary pursuant to Section 5.8.

         Section 5.4. Limitation on Liens. The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 4.4;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Parent Guarantor or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Parent Guarantor and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Parent Guarantor and its Restricted Subsidiaries;

                  (e) Liens existing as of the date of Closing and described on Schedule 2.15 or existing on property of any business entity at the time such entity becomes a Restricted Subsidiary;

                  (f) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase of real or personal property or the cost of construction of improvements to real or personal property, in any such case useful and intended to be used in carrying on the business of the Parent Guarantor or a Restricted Subsidiary, including Liens existing on such real or personal property at the time of acquisition thereof; provided that (i) the Lien shall attach solely to the real or personal property acquired, purchased, constructed or improved, (ii) such Lien shall have been created or incurred within 12 months of the date of acquisition or purchase or the date of completion of construction of improvements to such real or personal property, (iii) at the time of the acquisition or purchase or of completion of construction of such improvements, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such real or personal property shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by the Board of Directors of the Company) or the cost of construction on the date of completion thereof, and (iv) all such Indebtedness shall have been incurred within the limitations provided in Section 5.3(a)(iii)(1) or Section 5.3(b)(iv), as the case may be;

                  (g) Liens created or incurred after the date of Closing and affixed on real or personal property (including without limitation outstanding shares of capital stock and Indebtedness) of any entity at the time such entity becomes a Restricted Subsidiary or at the time an Unrestricted Subsidiary is designated as a Restricted Subsidiary, so long as they were not incurred or extended or renewed (other than in the ordinary course of business) in contemplation of the acquisition or purchase of such entity or the designation of such Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) the Lien shall attach solely to such real or personal property, (ii) at the time of acquisition or purchase or designation of such Restricted Subsidiary, the aggregate amount of Indebtedness secured by Liens on such real or personal property (whether or not assumed by the Parent Guarantor or such Restricted Subsidiary) shall not exceed an amount equal to the lesser of the purchase price or fair market value of such real property or such personal property (as determined in good faith by the Board of Directors of the Parent Guarantor), and
         (iii) all such Indebtedness shall have been incurred within the limitations provided in Section 5.3(a)(iii)(1) or Section 5.3(b)(iv), as the case may be;

                  (h) Liens on any property of the Parent Guarantor or any Restricted Subsidiary in favor of any Governmental Authority which result from any contract entered into in the ordinary course of business and not in connection with the borrowing of money;

                  (i) Liens created or incurred after the date of the Closing given to secure Indebtedness of the Parent Guarantor or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (g) hereof; provided that all Indebtedness secured by such Liens shall have been incurred within the limitations provided in Sections 5.3(a)(iii)(1) and (2) or 5.3(b)(iv) (1) and (2); and

                  (j) any extension, renewal or refunding of any Lien permitted by the preceding clause (e) of this Section 5.4 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (1) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, and (2) such Lien shall attach solely to the same such property.

         Section 5.5. Limitation on Sale and Leasebacks. The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Parent Guarantor or such Restricted Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any property owned by the Parent Guarantor or such Restricted Subsidiary more than 180 days after the later of the date of initial acquisition of such property or completion or occupancy thereof, as the case may be, by the Parent Guarantor or such Restricted Subsidiary, and then rent or lease, as lessee, such property or any part thereof (a "Sale and Leaseback Transaction"); provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, any of the following conditions is satisfied:

                  (a) the lease relating to such Sale and Leaseback Transaction is not a Long-Term Lease; or

                  (b) the sale of property relating to such Sale and Leaseback Transaction constitutes a sale of such property by a Restricted Subsidiary to the Parent Guarantor or to a Wholly-Owned Restricted Subsidiary or by the Parent Guarantor to a Wholly-Owned Restricted Subsidiary; or

                  (c) the sale of such property is for cash consideration which (after deduction of any expenses incurred by the Parent Guarantor or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction) equals or exceeds the fair market value of the property so sold (as determined in good faith by the Board of Directors of the Parent Guarantor) and the net proceeds from such sale are applied to either (i) the purchase or acquisition (and, in the case of real property, the construction) of fixed assets useful and intended to be used by the Parent Guarantor or a Restricted Subsidiary in the operation of the business of the Parent Guarantor and its Restricted Subsidiaries as described in Section 4.6 hereof (provided that in any such event the Parent Guarantor and its Restricted Subsidiaries shall not then or thereafter cause or permit or agree or consent to cause or permit such tangible assets to be subject to any Lien) or (ii) the prepayment at the applicable prepayment premium, if any, on a pro rata basis, of Senior Indebtedness of the Parent Guarantor, it being understood and agreed by the Parent Guarantor that any such prepayment of the Notes shall be prepaid as and to the extent provided in Section 7.2 of the Note Purchase Agreements; or

                  (d) after giving effect to the consummation of such Sale and Leaseback Transaction and to the application of the proceeds therefrom, Consolidated Priority Indebtedness (including the Attributable Indebtedness to be incurred in connection with such Sale and Leaseback Transaction) shall not exceed 20% of Consolidated Total Capitalization.

         Section 5.6. Mergers, Consolidations and Sales of Assets. (a) The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

                  (i) any Restricted Subsidiary may merge or consolidate with or into the Parent Guarantor or any Wholly-owned Restricted Subsidiary so long as in (i) any merger or consolidation involving the Parent Guarantor, the Parent Guarantor shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving a Wholly-owned Restricted Subsidiary (and not the Parent Guarantor), the Wholly-owned Restricted Subsidiary shall be the surviving or continuing corporation;

                  (ii) the Parent Guarantor may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Parent Guarantor are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (3) each of the Constituent Company Guarantors confirms in writing its obligations under the Constituent Company Guaranty and/or joinder agreement, as applicable, and (4) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and
         (B) the surviving corporation would be permitted by the provisions of
         Section 5.3(a)(iii)(1) to incur at least U.S. $1.00 of additional Indebtedness;

                  (iii) the Parent Guarantor may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Parent Guarantor) at the time of such sale or other disposition if (1) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Parent Guarantor are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (3) each of the Constituent Company Guarantors confirms in writing its obligations under the Constituent Company Guaranty and/or joinder agreement, as applicable, and (4) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring corporation would be permitted by the provisions of Section 5.3(a)(iii)(1) to incur at least U.S. $1.00 of additional Indebtedness.

         (b) The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in Section 5.6(a)(iii)); provided that the foregoing restrictions do not apply to:

                  (i) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Parent Guarantor or a Wholly-owned Restricted Subsidiary; or

                  (ii) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                           (1) such assets (valued at net book value) do not,
                  together with all other assets of the Parent Guarantor and its Restricted Subsidiaries previously disposed of during the immediately preceding twelve-calendar month period (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal quarter;

                           (2) in the opinion of the Parent Guarantor's Board
                  of Directors, the sale is for fair value and is in the best interests of the Parent Guarantor; and

                           (3) immediately after the consummation of the
                  transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Parent Guarantor would be permitted by the provisions of Section 5.3(a)(iii)(1) to incur at least U.S. $1.00 of additional Indebtedness;

provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 12 months of the date of sale of such assets to either (A) the acquisition of productive assets useful and intended to be used in the operation of the business of the Parent Guarantor and its Restricted Subsidiaries as described in Section 4.6 and having a fair market value (as determined in good faith by the Board of Directors of the Parent Guarantor) at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Parent Guarantor or its Restricted Subsidiaries. It is understood and agreed by the Parent Guarantor that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 7.2 of the Note Purchase Agreements.

         Section 5.7. Transactions with Affiliates. The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Parent Guarantor's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent Guarantor or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 5.8. Designation of Subsidiaries. The Parent Guarantor may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that:

                  (a) the Parent Guarantor shall have given not less than 10 days' prior written notice to the holders of the Notes that a Senior Financial Officer has made such determination,

                  (b) at the time of any such designation or redesignation and immediately after giving effect thereto: (i) no Default or Event of Default would exist and (ii) the Parent Guarantor would be permitted by the provisions of Section 5.3(a)(iii)(1) to incur at least U.S. $1.00 of additional Indebtedness,

                  (c) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and after giving effect thereto, such Unrestricted Subsidiary so designated shall not, directly or indirectly, own any Indebtedness or capital stock of the Parent Guarantor or any Restricted Subsidiary and such designation shall be treated as a disposition of such Restricted Subsidiary and shall be within the limitations of Section 5.6(b),

                  (d) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving effect thereto: (i) all outstanding Indebtedness of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of Section 5.3(b)(iii) and (ii) all existing Liens of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of Section 5.4,

                  (e) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as an Unrestricted Subsidiary more than twice, and

                  (f) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as a Restricted Subsidiary more than twice.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Parent Guarantor under this Agreement. Subject to the preceding sentence, this Agreement embodies the entire agreement and understanding between you and the Parent Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 7. AMENDMENT AND WAIVER.

         Section 7.1. Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 2 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (ii) amend any of Sections 1, 7 or 10.

         Section 7.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Parent Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Parent Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 7 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Parent Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         Section 7.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 7 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 7.4. Notes Held by Parent Guarantor, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Guarantor or any of its Affiliates shall be deemed not to be outstanding.

         Section 7.5. Purchase of Notes. The Parent Guarantor will not and will not permit any Subsidiary (including, without limitation, the Company) or any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

SECTION 8. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A to the Note Purchase Agreements, or at such other address as you or it shall have specified to the Parent Guarantor in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Parent Guarantor in writing, or

                  (iii) if to the Parent Guarantor, to the Parent Guarantor at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing (with any notice or communication by telefacsimile to the Parent Guarantor at 847-236-0503).

Notices under this Section 8 will be deemed given only when actually received.

SECTION 9. REPRODUCTION OF DOCUMENTS .

         This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Parent Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 9 shall not prohibit the Parent Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 10. CONFIDENTIAL INFORMATION.

         For the purposes of this Section 10, "Confidential Information" means information delivered to you by or on behalf of the Parent Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Parent Guarantor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Parent Guarantor or any Subsidiary or (d) constitutes financial statements delivered to you under Section 3.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 10,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10),
(v) any Person from which you offer to purchase any security of the Parent Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 10 as though it were a party to this Agreement. On reasonable request by the Parent Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Parent Guarantor embodying the provisions of this Section 10.

SECTION 11. MISCELLANEOUS.

         Section 11.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 11.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Parent Guarantor for the purposes of this Agreement, the same shall be done by the Parent Guarantor in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 11.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 11.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                   * * * * *


         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Parent Guarantor, whereupon the foregoing shall become a binding agreement between you and the Parent Guarantor.

                                   Very truly yours,

                                   WOODHEAD INDUSTRIES, INC.


                                   By
                                      Its
                                          ------------------------------------




The foregoing is hereby agreed
to as of the date thereof.

                                   ALLSTATE LIFE INSURANCE COMPANY


                                   By


                                   By
                                     -------------------------------------------
                                        Its Authorized  Signatories



                                   Massachusetts Mutual Life Insurance Company


                                   By
                                      Its
                                          ------------------------------------




                                   CM Life Insurance Company


                                   By
                                      Its
                                          ------------------------------------







                                  SCHEDULE A




ALLSTATE LIFE INSURANCE COMPANY

CM LIFE INSURANCE COMPANY

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY











                                EXHIBIT 4.4(c)
                         (to Note Purchase Agreement)








                     SUBSIDIARIES OF THE PARENT GUARANTOR
                       AND OWNERSHIP OF SUBSIDIARY STOCK



ENTITY                                                           JURISDICTION
------                                                           ------------

WOODHEAD INDUSTRIES, INC.                                        Delaware

1. AI/FOCS, INC.                                                 Delaware

1. AERO-MOTIVE COMPANY                                           Michigan

1. AERO-MOTIVE (U.K.) LIMITED                                    Wales

         2.    WOODHEAD FRANCE S.A.R.L.                          France

               3. ELITEC, S.A.                                   France

1. CENTRAL RUBBER COMPANY                                        Illinois

1. DANIEL WOODHEAD COMPANY                                       Delaware

1. H.F. VOGEL GmbH ELECTROTECHNISCHE                             Germany

    FABRIK

1. mPm S.r.l.                                                    Italy

    2. mpm Handels GmbH                                          Germany

1. WOODHEAD ASIA PTE. LTD.                                       Singapore

1. WOODHEAD CANADA LIMITED                                       Nova Scotia

   SST (an operating division)

1. Woodhead Finance Company                                      Nova Scotia

1. WOODHEAD de Mexico, S.A. de C.V.                              Mexico

1. WOODHEAD JAPAN CORPORATION                                    Japan

1. WOODHEAD INDUSTRIES (The Netherlands) B.V.                    Netherlands

   2. AKAPP ELECTRO INDUSTRIE B.V.                               Netherlands

1. WIS CORP.                                                     Virgin Islands



1. First tier subs of Woodhead Industries.
2. Second tier subs of Woodhead Industries.
3. Third tier subs of Woodhead Industries.